UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

EQUUS TOTAL RETURN, INC.

(Name of Registrant as Specified in Its Charter)

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EQUUUS TOTAL RETURN, INC

700 Louisiana Street, 48th Floor

Houston, Texas 77002

DEFINITIVE INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice and information statement (“Information Statement”) is being furnished to the stockholders of Equus Total Return, Inc., a Delaware corporation (“Equus” or the “Company”), in connection with actions taken by holders of a majority of our voting shares to authorize the Equus Board of Directors (sometimes referred to hereinafter as the “Board”) in its discretion, to undertake the following (collectively, the “Authorizations”):

•	withdraw, on or before August 31, 2021, the Company’s election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (hereafter, the “1940 Act”); and

•	amend and restate the Company’s Certificate of Incorporation (also referred to herein as our “Charter”) to increase the number of authorized shares of common and preferred stock that may be issued by the Company to 100,000,000 and 10,000,000 shares, respectively.

These Authorizations are intended to provide the Board greater flexibility to pursue the following objectives: (i) pursue a transformative transaction that would result in a termination of the Company’s status as a BDC and a restructuring of Equus into an operating company, and (ii) increase the Company’s ability to utilize shares of its common and preferred stock as consideration for any such transformative transaction.

The Authorizations are a consequence of the Company’s announcement of its intent to pursue a transformative restructuring of the Company by way of an acquisition of, or merger with, an operating company, together with a withdrawal of the Company’s election to be classified as a BDC. Although we have been authorized to withdraw and terminate the Company’s BDC election under the 1940 Act, we will not submit any such withdrawal unless and until Equus has entered into a definitive agreement to acquire or merge with an operating company. Further, although our restated Certificate of Incorporation now authorizes us to issue additional shares of our common and preferred stock than was previously possible, we will not do so as part of a transformative transaction unless and until such transaction has been approved by our stockholders.

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Regulation 14C and Schedule C thereunder, this Information Statement will be mailed out on or about January 27, 2021 (the “Mailing Date”) to the Company’s shareholders of record, as of January 7, 2021 (the “Record Date”). As of the Record Date, we had outstanding 13,518,146 shares of common stock. We have no other shares of voting stock outstanding.

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This Information Statement is being circulated to advise the shareholders of the Authorizations given to the Board to (i) terminate the Company’s BDC election on or before August 31, 2021, and (ii) amend and restate the Company’s Charter to increase the number of authorized shares of common and preferred stock that may be issued by the Company from 50,000,000 to 100,000,000 shares, and from 5,000,000 to 10,000,000 shares, respectively. Nevertheless, pursuant to Rule 14c-2 of the Exchange Act, the Authorizations will not be effective until 20 days after the Mailing Date. We anticipate that the Authorizations will become effective on or about February 17, 2021 (the “Effective Date”).

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

Section 54(c) of the 1940 Act permits a BDC to voluntarily withdraw its election to be classified as such by filing a notice of withdrawal of election with the U.S. Securities and Exchange Commission (“SEC”). Our Certificate of Incorporation provides that an affirmative vote of holders of a majority of the Company’s voting shares may authorize the Board to effect the withdrawal of our BDC election.

Section 242 of the General Corporation Law of the State of Delaware provides that our Certificate of Incorporation may be amended or restated by the approval of our Board of Directors and the affirmative vote of holders of a majority of the Company’s voting stock.

In the case of both the withdrawal of our BDC election and the restatement of our Charter, the affirmative vote of holders of a majority of the Company’s common stock could either be taken at a special meeting of the stockholders or through written consent from the holders of a majority of our issued and outstanding voting securities.

The authority of our stockholders to take these actions by written consent, in lieu of a meeting, is provided by Section 228 of the General Corporation Law of Delaware and Section 2.8 of the Equus Bylaws, which provides that any actions required to be taken at any annual or special meeting of stockholders of the Company, or any actions which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. If the Authorizations were not adopted by majority written consent pursuant to Section 228, such actions would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Authorizations.

Prior to the restatement of our Charter, the Company had authorized capital stock consisting of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of the date of this Information Statement, the Company had 13,518,146 shares of its common stock issued and outstanding and no shares of preferred stock outstanding. On January 20, 2021, the Secretary of the Company received the written consent of shareholders collectively holding 7,461,780 shares, or 55.20% of our issued and outstanding common stock, approving the Authorizations. No further vote of our stockholders is required to effect the Authorizations, which are expected to become effective on or about February 17, 2021.

The transfer agent for our common stock is American Stock Transfer & Trust Co., LLC, 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Authorizations. The shareholders that have consented to the Authorizations collectively hold a majority of the Company’s outstanding common stock and, accordingly, such shareholders have sufficient voting rights to approve the Authorizations.

Under Delaware law, the Effective Date of the Authorizations is twenty (20) days following the giving of notice of the Authorizations to all other stockholders. This Information Statement constitutes the required notice under Delaware law.

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REASONS FOR OBTAINING AUTHORIZATION TO WITHDRAW OUR BDC ELECTION

Restructuring Equus as an Operating Company

Seeking a Transformative Transaction. In our Exchange Act filings in recent years, we have noted our intention to pursue an acquisition or merger with an operating company and terminate the Company’s election to be classified as a BDC. We are presently evaluating suitable target operating companies which we may acquire or with which we, or a special purpose subsidiary, may merge with or into to complete this restructuring.

Intention to Maintain Exchange Act Reporting Status and NYSE Listing. Currently, Equus and other BDCs are subject to various provisions of both the 1940 Act as well as the Exchange Act. If, is transformed of Equus into an operating company instead of a closed-end fund, the Company will no longer be subject to the 1940 Act but will still be subject to the reporting requirements of the Exchange Act. This means, for example, that Equus will continue, following the consummation of such a transaction, to file annual, quarterly, and period reports with the SEC on Forms 10-K, 10-Q, and 8-K, respectively. Further, we intend to ensure that Equus satisfies the continued listing criteria for operating companies pursuant to applicable rules of the New York Stock Exchange. To this end, we intend to seek potential acquisition or merger candidates with sufficient revenue, earnings, and market capitalization that, when combined with Equus, would enable the Company to meet these listing standards. However, we cannot guarantee that every candidate with which we may conclude such a transaction will enable us to meet these listing standards, and we may have to list our securities on a different exchange if we are unable to satisfy such listing requirements following our acquisition or merger with an operating company.

Summary of Efforts to Achieve a Transformative Transaction

Our Board, together with Equus management, regularly reviews and evaluates the Company’s performance, prospects and long-term strategic plans in light of the Company’s business and the industries in which it invests. These reviews have included periodic consideration of potential strategic transactions to maximize value to shareholders. Management of the Company has, therefore, explored various strategic options to maximize shareholder value that could, if effected, result in the acquisition of the Company by another corporation or a change the Company’s structure from a BDC into an operating company. For the past several years, Company management has researched and examined a number of potential transactions and strategic alternatives to effect the restructuring of Equus into an operating company including, most notably, the intended acquisition of a residential energy services provider in 2017 that was terminated due to the sellers having received a significantly higher offering price from a competitive bidder. Since the termination of that transaction, the Company has again examined a number of potential transactions in a variety of industries, including energy, natural resources, containers and packaging, real estate, technology, and telecommunications. While we are endeavoring to achieve a restructuring of Equus by way of an acquisition or merger with an operating company and are presently evaluating various opportunities that could enable us to do so, we cannot assure you that we will be able to do so before August 31, 2021, the expiration of the present BDC withdrawal authorization given by our stockholders, or at all. Moreover, we cannot assure you that the terms of any such transaction would be acceptable to us or our stockholders.

Shareholder Approvals Required to Transform Equus into an Operating Company

Authorization to Withdraw. Even though our Board has approved the restructuring of Equus into an operating company instead of a closed-end fund, we require authorization from our shareholders to withdraw the Company’s BDC election before we are able to enter into an agreement that would result in transformation of the Company. We are sending you this Information Statement because we have already received the necessary consents from a majority of the holders of the Company’s outstanding shares who have provided the authorization for the withdrawal on or before August 31, 2021. The withdrawal authorization does not, however, guarantee that the withdrawal of our BDC election will actually occur. We intend to file Form N-54C – "Notification of Withdrawal of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940" with the SEC (hereafter, a “Notice of Withdrawal”) only if we are reasonably satisfied that the transaction in which Equus will be changed into an operating company will be completed within a short time after the filing.

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Approval of Transformative Transaction. Once we have entered into an agreement that would, if effected, result in a transformative transaction by way of merger or acquisition with an operating company, we cannot close the transactions contemplated by such an agreement unless and until a majority of the holders of our outstanding shares approve the transactions. The Equus Board has not, at this time, either reviewed or approved any proposed transformative transaction and we cannot guarantee that, given such Board approval, the Equus shareholders will in turn approve the same. Consequently, we cannot guarantee you that we will submit a Notice of Withdrawal or that Equus will otherwise complete a transformative transaction and become an operating company not subject to the 1940 Act.

Advantages of an Operating Company Structure

When considering the relatively small size of our Company, the regulatory compliance restraints placed upon BDCs, and opportunities that Equus may have to expand via the restructuring of Equus into an operating company, organic growth, and retained earnings, we believe that Equus should consider the transformation of the Company into an operating company for the benefit of its stockholders. In particular, we believe an operating company structure, in lieu of a closed-end fund structure, could be advantageous to the Company in a variety of ways, such as the following:

•	Growth and Development Opportunities. If we become an operating company, we expect to capitalize on growth opportunities through growth and development of our core operating business, as well as by acquisition. Further, we would expect that Equus will be valued by the investing public based on traditional criteria applicable to operating companies, such as revenue, gross profit, and net earnings instead of net asset value (“NAV”) and the Company’s portfolio investments.

•	Lower Proportional Compliance Costs. Given the relatively small size of our Company at present, should Equus effect a transformation into a much larger operating company, we anticipate lowering our overall compliance-related costs as a percentage of our assets, particularly with the expected elimination of costs associated with compliance with the 1940 Act.

•	Increased Flexibility in the Issuance of Common Equity. Under the 1940 Act, absent stockholder approval, we may not issue new shares of our common stock at a per share price less than our then NAV. The market prices for shares of BDCs such as Equus are generally lower, often substantially lower, than their NAVs, making it much more difficult for BDCs to raise equity capital than for operating companies. In the case of the Company, because our stock price has been below our NAV for several years, we have generally been unable to access the equity capital markets to take advantage of opportunities during this period that could, in our view, have generated higher returns than the cost of equity capital. While the restriction against issuing shares below NAV provides our stockholders an appropriate and meaningful protection against dilution of their indirect investment interest in our portfolio securities, this can also be a significant impediment to our ability to moderately expand or make small acquisitions using our shares. If Equus did not have this restriction, we would have increased flexibility to issue our common stock, but would nevertheless remain subject to NYSE rules which require stockholder approval for an issuance of common stock that represents more than 20% of our outstanding shares.

•	Greater Ability to Issue Other Securities. BDCs are limited or restricted as to the type of securities other than common stock, such as options, warrants, and preferred stock, which they may issue. In addition, issuances of senior debt and senior equity securities require that certain "asset coverage" tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities. In the case of debt securities, we are limited in our use of these instruments because asset coverage continuously changes by variations in market prices of the Company's investment securities. In the case of equity securities, counterparties and financiers in mergers and acquisitions often require the issuance of preferred equity securities or other equity-linked instruments as an essential component of these transactions. Operating companies benefit from having maximum flexibility to raise capital and acquire other commercial interests through various financing structures and a wider array of potential financial instruments that may be issued.

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•	Related Party Transactions. The 1940 Act significantly restricts, among other things, (a) transactions involving transfers of property between a BDC and affiliated persons (including affiliated persons of such affiliated persons) and (b) joint transactions with a third party involving a BDC and affiliated persons (including affiliated persons of such affiliated persons). An exemption from these restrictions can be obtained from the SEC, but it is typically a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transaction or the approval thereof by disinterested directors of the BDC. We believe that situations may arise in which the Company’s best interests are served by such transactions. Further, we believe that our stockholders are adequately protected by the fiduciary obligations imposed on the Company's directors under Delaware corporate governance law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party's relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its Exchange Act filings.

•	Compensation of Directors and Executive Officers. The 1940 Act limits the extent to which and the circumstances under which directors and executive officers of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of restricted stock is generally prohibited, absent a lengthy exemptive application process with the SEC. However, we believe that, by achieving greater flexibility in the structuring of director and employee compensation packages, we will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate our personnel.

•	Eligible Investments. BDCs may not acquire any asset other than "qualifying assets" (i.e. securities issued by privately-held or public microcap U.S. companies in certain industries) unless, at the time of the acquisition is made, qualifying assets represent at least 70% of the value of the BDC’s total assets. If we are able to fully implement transformational transaction and become an operating company, we will not be subject to these restrictions affecting the type or jurisdiction of assets we may acquire, nor on the composition of our assets, the result of which will be greater flexibility to acquire enterprises in a broader asset class and invest our financial resources in a wider range of opportunities in more diverse geographies and industries.

Risks to Stockholders of a Withdrawal of BDC Status

If we withdraw the Company’s election to be treated as a BDC, Equus will no longer be subject to regulation under the 1940 Act, which is designed to protect the interests of investors in investment companies. Some of the items listed above that would provide advantages to Equus as an operating company, would also present certain risks to our shareholders, inasmuch as stockholders would no longer have the following protections of the 1940 Act:

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•                     Leverage Limits. We would no longer be subject to the requirement in Section 61 of the 1940 Act that we maintain a ratio of assets to senior securities (such as senior debt or preferred stock) of at least 150% and we would not be limited by statute or regulation to the amount of leverage we could incur.

•                     Range of Investments. We would no longer be prohibited from investing in certain types of companies, such as brokerage firms, insurance, companies, and investment companies.

•                     Changes in Financial Reporting. While the conversion of Equus into an operating company will enable us to consolidate the financial results of entities we control, a change in our method of accounting could also reduce the reported value of our investments in controlled privately-held companies by eliminating our ability to report an increase in the fair value of these holdings.

•                     Protection of Directors and Officers. We would no longer be prohibited from protecting any director or officer against any liability to the Company or our stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office, although there are similar limitations under Delaware law, our Certificate of Incorporation, and our Bylaws that would still apply.

•                     Fidelity Bond. We would no longer be required to provide and maintain an investment company blanket bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.

•                     Director Independence. We would no longer be required to ensure that a majority of our directors are persons who are not “interested persons,” as that term is defined in the 1940 Act, and certain persons, such as investment bankers, that would be prevented from serving on our Board if we were a BDC. However, assuming we can comply with the NYSE’s listing standards for operating companies, we will remain subject to NYSE listing standards that require the majority of directors of a listed company and all members of its compensation, audit and nominating committees to be “independent” as defined under NYSE rules.

•                     Affiliate Transactions. We would no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates, although we would still be subject to conflict of interest rules and governance procedures that exist under Delaware law and NYSE rules.

•                     Share Issuances. We would no longer be subject to provisions of the 1940 Act restricting our ability to issue shares below NAV or in exchange for services, nor would we be restricted in issuing more than one class of equity securities or instruments that could be converted into other classes of equity securities.

•                     Share Repurchases. We would no longer be restricted under the 1940 Act in our ability to repurchase shares from our stockholders, and would instead be subject only to NYSE rules and Delaware corporate law requirements for such repurchases.

•                     Change of Business. We would be able to change the nature of our business and fundamental investment policies without having to obtain the approval of our stockholders.

•                     Director and Officer Incentives. We would no longer require exemptive relief from the SEC before implementing incentive compensation plans for our key executives and non-executive directors.

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Effect on Financial Reporting

If we effect the withdrawal of our election to be treated as a BDC and complete the transformation of Equus into an operating company, our accounting methods will undergo substantial changes. As a BDC, our financial statements are presented and accounted for under the specialized method of accounting applicable to investment companies, which requires us to recognize our investments, including controlled investments, at fair value. As a BDC, we are generally precluded from consolidating the operational results of our controlled and wholly-owned subsidiaries.

As an operating company, we will be required to account for investments based on the degree of control or influence we can exert over the entity and, therefore, will be required to consolidate controlled entities and use either the equity method of accounting, fair value option or historical cost method of accounting for the financial statement presentation and accounting of other securities held. Following the consummation of a transformative transaction, we expect to consolidate the operational results in entities we control including, for example, our investment in Equus Energy, and elect the fair value option for our investments in other securities. Accordingly, the change in our accounting method could have a material impact on the presentation of our financial statements commencing on the day we withdraw our BDC election.

Effect on Tax Reporting

In addition to our BDC election, we currently qualify as a regulated investment company (“RIC”) for federal income tax purposes and, therefore, are not required to pay corporate income taxes on any income or gains that we distribute to our stockholders. If we cease to be treated as a BDC and instead become an operating company, we will not qualify as a RIC. We will then become subject to corporate level federal income tax on our income (without regard to any distributions we make to our stockholders) pursuant to Subchapter C of the Internal Revenue Code. As a consequence, any distributions we make to our stockholders will be net of federal income tax owing by the Company, and our stockholders will further be subject to federal income tax in connection with the receipt of such distributions.

Process and Conditions of Withdrawing our BDC Election

Assuming that a suitable merger or acquisition candidate for Equus can be secured and a definitive agreement can be executed, the withdrawal authorization will permit the Equus Board to approve a filing with the SEC of a Notice of Withdrawal on or before August 31, 2021. The Notice of Withdrawal, if and when filed, will immediately terminate the Company's status as a BDC under the 1940 Act. Our intention is to file the Notice of Withdrawal shortly before we complete a transformative transaction, but we will not file the Notice of Withdrawal until we are reasonably certain that Equus will not be deemed to be an investment company without the protection of its BDC election.

After we file the Notice of Withdrawal with the SEC, the Company will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs, including regulations related to insurance, custody, composition of our Board of Directors, affiliated transactions and any compensation arrangements.

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Anticipated Timeline

As discussed above, we are presently evaluating various possible merger and acquisition candidates and transaction structures by which we may effect the transformation of Equus into an operating company. In order to enter into a binding agreement that would, if consummated, result in such a transformation, we have required the present authorization from our shareholders to withdraw our BDC election. Now that this authorization has been provided, we believe that we can more actively consider and possibly move toward the negotiation, production, and execution of a definitive agreement that embodies the transformation of Equus from a closed-end fund into an operating company. We expect that any such agreement will be subject to a number of conditions to closing and, therefore, the timing of such closing is presently uncertain. We will, however, not file the Notice of Withdrawal unless and until we are reasonably certain that the closing of such a transaction will occur within a relatively short time after filing.

THE AUTHORIZATION GIVEN TO OUR BOARD TO EFFECT A WITHDRAWAL OF THE COMPANY’S ELECTION TO BE REGULATED AS A BDC UNDER THE 1940 ACT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF THE AUTHORIZATION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU ABOUT THE PRESENT AUTHORIZATION AND THE POSSIBLE WITHDRAWAL OF THE COMPANY’S ELECTION TO BE REGULATED AS A BDC.

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REASONS FOR OBTAINING AUTHORIZATION TO AMEND AND RESTATE OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK

Changes to our Corporate Charter

We are amending and restating our Certificate of Incorporation (also referred to herein as our “Charter”) in its entirety to make only the following changes:

Increase in Authorized Common Shares. We are increasing the number of our authorized shares of common stock from 50,000,000 to 100,000,000 shares.

Increase in Authorized Preferred Shares. We are increasing the number of our authorized shares of preferred stock from 5,000,000 to 10,000,000 shares, to be issued in any number of series, with each series having such designation, rights, preferences, privileges, and restrictions as determined by our Board of Directors.

These changes to our Charter will not adversely affect stockholders but will enable our Board, without further authorization from shareholders, to issue, subject to the requirements of federal securities law and the rules of the New York Stock Exchange, up to 100,000,000 shares of common stock and, as further described below, up to 10,000,000 shares of preferred stock having such rights, privileges, and preferences as determined by the Board, for consideration deemed adequate in exchange for such shares. We have attached a copy of our restated Charter as an exhibit to this Information Statement.

Description of Our Securities

Common Stock. We currently have 13,518,146 shares of our common stock outstanding, par value $0.001 per share. As a result of the restatement of our Charter, we will be authorized to issue up to 100,000,000 shares of common stock, an increase of 50,000,000 from the authorization in our current Charter. All shares of our common stock have equal rights as to earnings, assets, dividends and voting privileges. When they are issued, they will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights, neither do we have sinking fund provisions with respect to our shares of common stock. Shares of our common stock are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of the Company, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Holders of our common stock do not have cumulative voting rights.

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Preferred Stock. We do not currently have any shares of our preferred stock outstanding, par value $0.001 per share. As a result of the restatement of our Certificate of Incorporation, we will be authorized to issue up to 10,000,000 shares of preferred stock, an increase of 5,000,000 from the authorization in our current Charter. Preferred stock may be issued from time to time by our Board as shares of one or more classes or series. Subject to the other provisions of our Charter and limitations prescribed by law and the rules of the New York Stock Exchange, our Board is expressly authorized to adopt resolutions to issue preferred shares, to fix the number of any such shares, to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any further action or vote by the stockholders. The authority of our Board to designate the foregoing rights and restrictions of our preferred stock already exists in our current Charter, which authority will be unchanged as a result of the restatement of our Charter.

We do not have any current plans, proposals or arrangements, written or otherwise, to create or issue any shares of preferred stock using the “blank check” authority afforded our Board of Directors under our existing Charter or as a result of the restatement of our Charter. However, we believe that this authority and the increased number of preferred shares that may be issued as a result of the restatement of our Charter is beneficial because it provides us with increased flexibility in pursuit of a transformative transaction for Equus. Having authorized “blank check” preferred stock permits us to issue preferred stock for purposes that may be identified in the future, including (i) engaging in a range of investment and strategic opportunities through purchases of assets or other business enterprises with our equity as contemplated in our plan to transform Equus into an operating company, or (ii) raising additional capital. Subject to the relevant requirements of federal securities law and the rules of the New York Stock Exchange, the Equus Charter provides our Board the authority to undertake the foregoing actions on an expedited basis, without the delay and expense ordinarily attendant on obtaining further stockholder approvals. The proposed increase in our authorized shares of preferred stock will not change the authority granted to our Board to designate shares of preferred stock for any of these purposes, but will simply increase the number of such shares that may be issued. We believe that having an increased number of authorized “blank check” preferred stock improves our ability to attract needed investment capital that may be required in connection with, or subsequent to, a transformative transaction, as various series of our preferred stock may be customized to meet the needs of any particular transaction or market conditions. “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital. In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in shares of common stock.

You should note, however, that should Equus remain a BDC, any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. Although we presently have no plans to issue our preferred stock, we believe that the increased availability for issuance of preferred stock as a result of the restatement of our Charter will provide us with increased flexibility in structuring future financings and acquisitions.

Background and Reasons for the Proposed Restated Certificate of Incorporation

Background. As described more fully above, we are seeking to transform Equus from a closed-end fund into an operating company, which transformation may include a merger or a purchase of stock or assets. The consideration we could potentially provide to acquire shares or assets of an operating company may consist of cash and common or preferred shares of Equus. If the size of the operating company is substantial relative to the size of Equus, we may be required to issue shares of our common or preferred stock that could exceed the limits in our current Charter in order to consummate the transaction.

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The changes to our Charter are intended to provide us the flexibility to seek out larger organizations with which we may consummate a merger or acquisition. The restatement of our Charter will increase the number of our authorized shares of common stock from 50,000,000 to 100,000,000, and the number of our authorized shares of preferred stock from 5,000,000 to 10,000,000.

Increasing the number of our authorized shares will enable the Company to have sufficient shares to acquire a larger operating company or a greater number of assets, future equity financing, and for other proper corporate purposes. From time to time, the Company evaluates and engages in discussions relating to possible opportunities for raising additional capital or entering into other transactions that may involve the issuance of additional shares of capital stock, although the Company presently has no obligations to issue additional shares.

The proposed restatement of our Charter is not being recommended in response to any specific effort of which we are aware to obtain control of the Company, and we do not intend or view the proposed increase in our authorized shares as an anti-takeover measure. However, the ability of our Board to authorize the issuance of the additional shares of common or preferred stock that would be available once the restatement of our Charter and the increase in our authorized shares becomes effective could have the effect of discouraging or preventing a hostile takeover. Further, the increased authorized capital stock may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. In the case of preferred stock, under certain circumstances, it may have the effect of delaying or preventing a change of control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change of control of the Company.

Reasons for the Increase. We believe that the increase in our authorized shares is desirable in order to provide us with a greater degree of flexibility to issue our shares of common and preferred stock, without the expense and delay of a special stockholders’ meeting, in connection with future equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes. To the extent that additional authorized shares of common stock or securities convertible thereunto are issued in the future, they will decrease our existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The holders of our shares of common stock have no preemptive rights. Except pursuant to our plan to effect a restructuring of Equus into an operating company by way of acquisition or merger, we currently have no other plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized common or preferred shares resulting from the restatement of our Charter.

Board and Stockholder Approval

The restatement of our Charter has been approved by holders of 55.20% of our outstanding common stock, who have recommended that our Board approve the same. The text of the form of our restated Certificate of Incorporation is attached to this Information Statement and is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessarily and advisable to effect the increase in the number of our authorized shares of common and preferred stock, including the insertion of the effective time determined by the Board.

As soon as practicable after the effective time, stockholders will be notified that the restated Charter and the increase in our authorized shares of common and preferred stock has been effected through the filing of a Current Report on Form 8-K with the SEC.

Pursuant to Rule 14c-2 of the Exchange Act, our restated Charter and the increase in our authorized shares of capital stock will not be adopted until a date at least twenty (20) days after the date that this Information Statement is mailed to our stockholders of record as of January 7, 2021.

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Potential Advantages of an Increase in Our Authorized Shares

•         Greater Acquisition and Investment Opportunities. With an increased number of shares that we could issue, we believe that we may have a wider range of acquisition prospects to consider as part of a transformative transaction, in addition to investment opportunities where we might be able to utilize shares of our common stock as consideration. Further, if we remain a BDC and use our shares of common stock to make one or more new investments, we may be able to diversify our portfolio to a greater extent than presently exists. We believe that greater deal flow, which may be achieved by allowing a broader range of acquisition opportunities, may enable us to be a more significant participant in a merger or acquisition scenario and compete more effectively with other investment vehicles for a target acquisition that could be transformative for Equus and our stockholders.

•         Reduced Expenses Per Share. If we remain a BDC and utilize our shares of common stock to acquire new investments, the increase in our total assets also may reduce our expenses per share due to the spreading of fixed expenses over a larger asset base. We must bear certain fixed expenses, such as governance and certain compliance costs, that do not generally vary based on the size of the Company. On a per share basis, however, these fixed expenses should be reduced on a relative basis when supported by a larger asset base.

•         Liquidity. If we issue additional shares for a transformative acquisition or strategic investment, our market capitalization and the number of our publicly traded shares of common stock will increase, which may afford all holders of our common stock greater liquidity. With 13,518,146 shares currently outstanding, there is limited daily trading volume in our shares. We believe that this low trading volume subjects our shares to significant price volatility. A larger number of shares outstanding also may help absorb the effect of purchases or sales of common stock with less volatility in price.

Risks Associated with an Increase in Our Authorized Shares

•	Potential Dilution. If we use our authorized but unissued shares of common or preferred stock as consideration for the acquisition of an operating company, our shareholders may suffer dilution from the issuance of additional shares if the value of the operating company acquired does not equal or exceed the aggregate net asset value of the shares issued to acquire it. Further, if we issue our shares of common stock to raise additional capital, investors may not be willing to subscribe for our shares at their net asset value. Any difference between the subscription price of such shares and the net asset value per share will result in dilution to our existing shareholders. If we become an operating company and issue additional shares of our common stock to acquire additional assets, the recipients of these shares may also suffer dilution by the amount that the price per share at which we issue our shares exceeds the pro forma net tangible book value per share of our common stock upon completion of the issuance.

The issuance of preferred stock could affect the relative rights of the holders of our shares of common stock. Depending on the exact powers, preferences and rights, if any, of the preferred stock as determined by our Board of Directors at the time of issuance, the voting power and economic interest of the holders of our shares of common stock may be diluted. For example, the holders of preferred stock may be entitled to (i) certain preferences over the holders of our shares of common stock with respect to dividends or the power to approve the declaration of a dividend, (ii) in the event of liquidation of our company, receive a certain amount per share of their preferred stock before the holders of our shares of common stock receive any distribution, (iii) rights to convert their preferred stock into shares of common stock, and (iv) voting rights which would tend to dilute the voting rights of the holders of our shares of common stock.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage ownership of our then-existing shareholders, and the holders of such securities may have rights, preferences or privileges senior to those possessed by our then-existing shareholders.

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•         Possible Antitakeover Effect. The increase in our authorized shares and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our Company without further action by our stockholders. Authorized and unissued shares of common stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

Our Board acknowledges that the issuance of preferred stock may also have the effect of discouraging or thwarting persons seeking to take control of us through a corporation transaction, tender offer or a proxy fight or otherwise seeking to bring about the removal of our incumbent management. Because the authorization of “blank check” preferred stock could be used by our Board for the adoption of a stockholder rights plan or “poison pill,” the preferred stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of us through the acquisition of a substantial numbers of shares of common stock.

While the restatement of our Charter may have anti-takeover ramifications, we believe that the reasons for the increase in our authorized shares as a result of the restatement of our Charter set forth above outweigh any disadvantages. To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors, enabling the Board to consider the proposed transaction in a manner that best serves our stockholders’ interests. The restatement of our Charter has not been made in response to, and is not being presented to deter, any effort to obtain control of us.

Conclusion

Based on our consideration of each of the above factors and such other information as we deemed relevant, we have concluded that the restatement of our Certificate of Incorporation and the increase in the number of authorized shares of common and preferred stock that we may issue is in the best interests of Equus and its stockholders. Holders of a majority of the voting securities of the Company have approved the restatement of our Charter and have authorized the Board to effect this change.

THE AUTHORIZATION GIVEN TO OUR BOARD TO RESTATE OUR CERTIFICATE OF INCORPORATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF THE AUTHORIZATION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU ABOUT THE PRESENT AUTHORIZATION AND THE POSSIBLE INCREASE IN THE NUMBER OF SHARES OF COMMON AND PREFERRED STOCK THAT THE COMPANY MAY ISSUE.

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FREQUENTLY ASKED QUESTIONS

Why did I receive this Information Statement?

Applicable laws require us to provide you information regarding the Authorizations even though your vote is neither required nor requested for the Authorizations to become effective.

What will I receive when the Authorizations become effective?

The Authorizations has already been approved, and you will not receive anything notifying you that the Authorizations have become effective.

How does the Authorization to Withdraw the Company’s BDC Election affect the Company’s ability to achieve the transformation of Equus into an Operating Company?

The authorization to the Board to withdraw the Company’s BDC election is necessary for the Company to enter into an agreement that, if consummated, would effect the restructuring of Equus as an operating company instead of a closed-end fund.

When will Equus withdraw its BDC election?

If Equus enters into an agreement that will result in the transformation of the Company into an operating company, we will only withdraw the Company’s BDC election once we are reasonably certain that such transaction will close.

Who will pay the costs of the Restated Certificate of Incorporation?

We will pay all of the costs of the restatement of our Charter, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We are not soliciting any proxies and will not contract for other services in connection with the stockholder action approving the restatement of our Charter.

Why am I not being asked to vote?

The holders of a majority of the issued and outstanding shares of our common stock have already approved the Authorizations pursuant to a written consent in lieu of a meeting. Such approval is sufficient under Delaware law, and no further approval by our stockholders is required.

What do I need to do now?

Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Whom can I contact with questions?

If you have any questions about any of the actions to be taken by the Company, please contact us by calling toll free at 1-888-323-4533.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of January 7, 2021, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (2) each director of the Company, (3) each named executive officer, and (4) all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of January 7, 2021, or within 60 days after January 7, 2021, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Fraser Atkinson	21,389	—	21,389	*
Kenneth I. Denos	265,754	—	265,754	1.97%
Henry W. Hankinson	19,500	—	19,500	*
John A. Hardy	500,000	3,228,024	500,000	27.58%
L’Sheryl D. Hudson(1)	—	—	—	*
Robert L. Knauss	92,670	—	92,670	*
Bertrand des Pallieres(3) (4)	1,057,017	1,142,675	2,199,692	16.27%
All directors and executive officers as a group (6 persons)	899,313	3,228,024	899,4,127,337	30.53%

*       Indicates less than one percent.

(1)	Ms. Hudson serves as the Company’s Senior Vice President and Chief Financial Officer. Ms. Hudson is not a director of the Company.

(2)	Includes 10,000 shares held directly by Mobiquity Investments Limited and indirectly by Mobiquity Investments Corp. and Versatile Systems Inc., of which Mr. des Pallieres serves as a director. Mr. des Pallieres disclaims beneficial ownership of the securities held directly by Mobiquity Investments Limited and Versatile Systems Inc. and nothing herein shall be construed as an admission that such individual is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any such securities.
(3)	Includes 1,057,017 shares held directly by Mr. des Pallieres. Also includes 145,833 shares held directly by SPQR Capital Holdings S.A., a Luxembourg societe anonyme in which Mr. des Pallieres is a minority stockholder and serves as a director. Also includes 986,842 shares held directly by Lansdowne Capital S.A., a Luxembourg societe anonyme that is indirectly wholly-owned by Mr. des Pallieres.

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NO DISSENTER’S RIGHTS

Under the General Corporation Law of Delaware, stockholders are not entitled to dissenter’s rights of appraisal in connection with the Authorizations.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters acted upon by our shareholders.

ADDITIONAL INFORMATION

We file reports with the SEC, which include annual and quarterly reports, as well as other information the Company is required to file pursuant to the 1940 Act and the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 700 Louisiana Street, 48th Floor, Houston, Texas 77002, or by calling us toll free at (888) 323-4533. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kenneth I. Denos

Secretary

January 20, 2021

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EXHIBIT 1

TO DEFINITIVE INFORMATION STATEMENT

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF EQUUS TOTAL RETURN, INC.